UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12

Stifel Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online
Go to www.investorvote.com/SF or scan the QR code – login details are located in the shaded bar below.

Stifel Financial Corp. Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Stifel Financial Corp. Shareholder Meeting to be Held on June 7, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 7, 2023: Our Proxy Statement and 2022 Annual Report are available at www.stifel.com/investor-relations/annual-reports or:

www.investorvote.com/SF

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.investorvote.com/SF
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 24, 2023 to facilitate timely delivery.

Stifel Financial Corp. Shareholder Meeting Notice

The 2023 Annual Meeting of Shareholders of Stifel Financial corp. will be held on Wednesday, June 7, 2023 at 9:30 a.m. Central Time, virtually via the internet at www.meetnow.global/M9J5LC6. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2, 4, 5 and 6. The board refrains from making a recommendation on Proposal 3:

1.	Election of Directors:

01 - Adam Berlew

02 - Maryam Brown

03 - Michael W. Brown

04 - Lisa Carnoy

05 - Robert E. Grady

06 - James P. Kavanaugh

07 - Ronald J. Kruszewski

08 - Daniel J. Ludeman

09 - Maura A. Markus

10 - David A. Peacock

11 - Thomas W. Weisel

12 - Michael J. Zimmerman

2)	To approve, on an advisory basis, the compensation of our named executive officers (say on pay).
3)	To recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (say on frequency).
4)

To approve authorization to amend the Restated Certificate of Incorporation to exculpate certain officers of the Company from liability for certain claims of breach of fiduciary duties, as recently permitted by Delaware corporate law.

5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
6)	To consider and act upon other business as may properly come before the meeting and any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–   Internet – Go to www.investorvote.com/SF

–   Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials Stifel Financial Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 24, 2023.